Exhibit 10.9

BILL OF SALE

This Bill of Sale (this “Bill of Sale”) is made and entered into on April 1, 2018 by and between Early Adopter, a Kansas limited liability company (the “Seller”), and Jay Van Buren, Lynn Van Buren, Marjorie Van Buren, Valerie Eakes-Kann, Joe Unander, and Christopher Gaughan (collectively the “Owners” and each an “Owner”) and Early Adopter, LLC, a Nevada limited liability company (the “Designated Subsidiary”). All defined terms not specifically defined herein shall have the meanings given to them in the Acquisition Agreement (as hereafter defined).

RECITALS

A. This Bill of Sale is being executed and delivered in connection with that certain Master Acquisition Agreement, dated as of April 1, 2018, by and between THE GLIMPSE GROUP, INC., a Nevada corporation (the “Buyer”), Seller and Designated Subsidiary as attached hereto as Exhibit A (the “Acquisition Agreement”).

B. Seller desires to sell, assign and transfer to the Designated Subsidiary, and Designated Subsidiary desires to purchase and acquire from the Seller, all of the Seller’s right, title and interest in and to all of the Assigned Assets (as defined in the Acquisition Agreement), on the terms and subject to the conditions set forth in this Bill of Sale and in the Acquisition Agreement.

AGREEMENT

In consideration of the mutual representations, warranties, covenants and agreements set forth in this Bill of Sale, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Bill of Sale and Assignment of Assigned Assets. Seller does hereby sell, assign, transfer, convey and deliver to Designated Subsidiary, all right, title and interest, legal and equitable, to the Assigned Assets to have and to hold all of such Assigned Assets, without limitation, for its own use forever, in exchange for the payments to Seller of the amounts as set forth in the Acquisition Agreement.

2. Title. Seller does hereby vest in Designated Subsidiary title to such Assigned Assets subject to no mortgage, lien, claim, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance or charge, subject to the terms and conditions of the Acquisition Agreement.

3. Warranty of Title. Seller does hereby agree to warrant and defend title to the Assigned Assets against all persons and to indemnify, defend and hold Designated Subsidiary harmless from any breach of warranty, all pursuant to the terms and conditions set forth in the Acquisition Agreement.

4. Miscellaneous Provisions.

a) Further Assurances. Seller hereby agrees, at its own expense, to perform all such further acts and execute and deliver all such further agreements, instruments and other documents as required by the Acquisition Agreement to evidence more effectively the conveyance, assignment, transfer and sale made by Seller under this Bill of Sale.

B) Notices. All notices or other communications or deliveries provided for hereunder shall be given in accordance with the notice provisions set forth in the Acquisition Agreement.

c) Successors in Interest. This Bill of Sale and all of the provisions hereof shall be binding upon, and inure to the benefit of the successors and assigns of the parties hereto as permitted pursuant to the Acquisition Agreement.

d) Governing Law: Jurisdiction. This Bill of Sale shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, irrespective of the choice of law rules of any jurisdiction. Any dispute shall be brought before the state and federal courts located in New York City, New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

e) The Acquisition Agreement. This Bill of Sale is executed and delivered in connection with the Acquisition Agreement. Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the promises, agreements, representations and warranties of any of the parties to, and set forth in, the Acquisition Agreement, all of which shall survive the Closing (as defined in the Acquisition Agreement) and not be merged herewith or therewith. The rights or claims of Designated Subsidiary against Seller or Seller against Designated Subsidiary hereunder shall not be greater than the rights or claims of Designated Subsidiary against the Seller or of the Seller against Designated Subsidiary, respectively, under the Acquisition Agreement and any claims hereunder shall be governed by the limitations and procedures set forth in the Acquisition Agreement. In the event of a conflict of any term, condition or provision between this Bill of Sale and the Acquisition Agreement, the terms, conditions and provisions of the Acquisition Agreement shall prevail and supersede this Bill of Sale.

f) Counterparts. Facsimiles. This Bill of Sale may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. The execution and delivery of this Bill of Sale may be perfected by the exchange of executed signature pages via facsimile or Adobe Portable Document Format followed by delivery of the original executed signature pages via overnight mail carrier thereafter.

[Signatures appear on following page]

2

IN WITNESS WHEREOF, Seller and Designate Subsidiary have caused this Bill of Sale to be executed as of the date specified above.

DESIGNATED SUBSIDIARY:

Early Adopter, LLC
a Nevada Limited Company
By:	/s/ Lyron Bentovim
Name:	Lyron Bentovim
Title:	President

Address for Notices:
THE GLIMPSE GROUP, INC.
Attn.: Chief Executive Officer
70 West 40th St, 16th Floor
New York, NY 10018
Email: lyron@theglimpsegroup.com

SELLER:
	By:	/s/ Jay Van Buren
	Name:	Jay Van Buren
	Title:	Founder and CEO

Address for Notices:
1-50 50th Ave
Apt. 3504
Long Island City, NY 11101

OWNERS:
Owner 1
	By:	/s/ Marjorie Van Buren
	Name:	Marjorie Van Buren
	Title:	Treasurer

Address for Notices:
3521 Oakley Ave.
Topeka KS, 66614

Owner 2
By:	/s/ Lynn Van Buren
Name:	Lynn Van Buren
Title:

Address for Notices:
3521 Oakley Ave.
Topeka KS, 66614

3

Owner 3
By:	/s/ Valerie Eakes-Kann
Name:	Valerie Eakes-Kann
Title:	COO

Address for Notices:
304 SW Fillmore Street
Topeka, KS 66606

Owner 4
By:	/s/ Joe Unander
Name:	Joe Unander
Title:	CTO

Address for Notices:
327 Leonard St. Apt. 1
Brooklyn, NY 11211

Owner 5
By:	/s/ Christopher Guaghan
Name:	Christopher Guaghan
Title:	Sr. Producer

Address for Notices:
53 Driggs Avenue, Apartment 1L.
Brooklyn, NY 11222

4

Exhibit A

Acquisition Agreement

(Attached)